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                      DEFERRED COMPENSATION PLAN AGREEMENT


     THIS AGREEMENT, made and entered into as of this 1st day of August, 1995, by and between Citizens Security Mutual Insurance Company, a Minnesota corporation, with principal offices in Red Wing, Minnesota (hereinafter referred to as the "Company"), and Scott Broughton, an individual residing in the City of Red Wing, Minnesota (hereinafter referred to as the "Employee"),

     WITNESSETH THAT:

     WHEREAS, the Employee is employed by the Company; and

     WHEREAS, the Company recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage his continued employment; and

     WHEREAS, the Employer wishes to provide Employee with deferred compensation and Employee wishes to defer such compensation; and

     WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Company shall pay such deferred compensation to the Employee or his designated beneficiary; and

     WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for the Employee, a member of select group of management or highly compensated employees of the Company, for purposes of the Employee Retirement Income Act of 1974, as amended;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

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     1.   DEFINITION OF TERMS.  Certain words and phrases are defined when first used in later paragraphs of this Agreement. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

          a. AGREEMENT. This Agreement, together with any and all amendments or supplements thereto.



          b.   EARLY RETIREMENT DATE:  The date the Employee attains fifty-five
     (55) years of age.

          c.   FISCAL YEAR:  The taxable year of the Company.

          d.   NORMAL RETIREMENT DATE:  The date the Employee attains sixty-five
     (65) years of age.



          e. RETIREMENT ACCOUNT: Book entries maintained by the Company reflecting Deferred Amounts and Additions thereon; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee, his designated beneficiary, or other beneficiaries under this Agreement.

     2. DEFERRED COMPENSATION. Commencing on the date this Agreement is made, and continuing through the date on which the Employee's employment terminates as herein provided or because of his death, early retirement, normal retirement, disability, or any other cause, (whichever shall first occur), the Employee and the Company agree that the Company shall credit to Employee's Retirement Account Seven Thousand Dollars ($7,000.00) (herein "Annual Deferral Sum"), on August 1, 1995 and on the first business day in August of each year thereafter. The amounts so credited to Employee's Retirement Account are hereinafter collectively referred to as "Deferred Amounts."

     3. ACCRUED BENEFIT. The term Accrued Benefit when used with regard to the Employee shall mean the sum of all Deferred Amounts, plus any increases or decreases in value

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allocated to them, due and owing to the Employee or the Employee's beneficiaries on the date of retirement, disability retirement, termination or death, as the case may be; provided, however, that Accrued Benefit with regard to the Employee or the Employee's beneficiaries, shall never be less than the total of all Deferred Amounts deposited into that Employee's Retirement Account.

     4. (a) RETIREMENT BENEFIT. The Company agrees that, from and after the retirement of the Employee from the service of the Company upon reaching his Early Retirement Date or Normal Retirement Date, the Company shall thereafter pay as a retirement benefit ("Retirement Benefit") to the Employee the Employee's entire Accrued Benefit, plus an additional "Yield Amount" as determined below, payable in equal monthly installments for a period of two hundred forty (240) months, commencing with the first day of the first month following the Employee's retirement ("Commencement Date"). The additional Yield Amount to be paid shall be determined by applying the amount of yield on a U.S. Treasury Bond with a maturity occurring twenty (20) years after the Commencement Date, to the Accrued Benefit (or any balance of the Accrued Benefit which has not been paid to the Employee) as reported in the WALL STREET JOURNAL.

          (b) ELECTION OF BENEFITS UPON EARLY RETIREMENT DATE OR NORMAL RETIREMENT DATE. The Employee shall have the option, upon attaining his Early Retirement Date or Normal Retirement Date, to elect to receive his Retirement Benefit, notwithstanding his continued employment with the Company after he has attained his Early Retirement Date or Normal Retirement Date. The Employee's election to receive his Retirement Benefit notwithstanding his continued employment must be made in writing at least fifteen (15) days prior to his Early Retirement Date or Normal Retirement Date, whichever applies. The Retirement Benefit payable upon election pursuant to this paragraph 4(b) shall be the amount that would have been

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payable had the Employee retired from service with the Company as of his Early
Retirement Date or Normal Retirement Date, whichever applies. Any such election shall be irrevocable, and shall result in the termination of the Employee's right to any further deferrals hereunder.

     5. DISABILITY RETIREMENT. Notwithstanding any other provision hereof, the Employee shall be entitled to receive payments hereunder prior to his Early Retirement Date or Normal Retirement Date, whichever applies, in any case in which it is determined by a duly licensed physician selected by the Company that, because of ill health, accident, disability or general inability because of age, the Employee is no longer able, properly and satisfactorily, to perform his regular duties as an Employee. If the Employee's employment is terminated pursuant to this paragraph 5, the disability retirement benefit payable hereunder ("Disability Retirement Benefit") shall be that amount that would have been payable as a Retirement Benefit had the Employee attained his Normal Retirement Date on the date of the physician's disability determination. The Disability Retirement Benefit payable under this paragraph 5 shall be distributed in accordance with the provisions of paragraph 4(a) as if the Employee had retired on the date of the physician's disability determination.

     6. (a) DEATH BENEFIT PRIOR TO COMMENCEMENT OF RETIREMENT BENEFITS. In the event of the Employee's death while in the employment of the Company and prior to the commencement of Retirement Benefits or Disability Retirement Benefits, the Company shall pay the Accrued Benefit in the Employee's Retirement Account as of the date of his death in equal monthly installments for a period of one hundred twenty (120) months to the Employee's designated beneficiary, in accordance with the last such designation received by the Company from the Employee prior to his death. If no such designation has been received by the Company from the Employee prior to his death or if said payments are otherwise to be made as provided

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herein, said payments shall be made to the Employee's then living spouse, so long as she shall live and thereafter to such person or persons, including her estate, as she may appoint under her Will, making specific reference hereto; if the Employee is not survived by a spouse or if she shall fail to so appoint, then said payments shall be made to the then living children of the Employee, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the estate of the Employee. Such payments shall commence on the first day of the first month following the Employee's death.

          (b) DEATH BENEFIT AFTER COMMENCEMENT OF BENEFITS. In the event of the Employee's death after the commencement of Retirement Benefits, Normal Retirement Benefits, or Disability Retirement Benefits, but prior to the completion of all such payments due and owing hereunder, the Company shall continue to make such payments, in equal monthly installments, over the remainder of the period specified in paragraph 4 or 5 hereof that would have been applicable to the Employee had he survived. Such continuing payments shall be made to the Employee's designated beneficiary, in accordance with the last such designation received by the Company from the Employee prior to his death or if said payments are otherwise to be made as provided herein, said payments shall be made to the Employee's then living spouse, so long as she shall live and thereafter to such person or person, including her estate, as she may appoint under her Will, making specific reference hereto; if the Employee is not survived by a spouse or if she shall fail to so appoint, then said payments shall be made to the then living children of the Employee, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the

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estate of the Employee.  Such continuing payments shall commence on the first day of the first month following the Employee's death.

     7. TERMINATION BENEFIT. In the event of the Employee's termination of employment with the Company before his Early Retirement Date for any reason, other than his disability retirement or his death, the Company shall pay to the Employee, as compensation for services rendered prior to such termination, a single sum equal to the entire Accrued Benefit hereunder, including additions thereto, (the "Termination Benefit"); provided however, if the termination of the Employee by the Company is for just cause, payment of the Accrued Benefit, shall be exclusive of additions thereto, and any and all additions credited to the Employee's Retirement Account shall be forfeited to the Company. The Termination Benefit shall be payable on the first day of the first month following the termination of the Employee's employment with the Company. Just cause is defined as either serious criminal conduct by the Employee against the Company, or conduct which the Employee knew was against the best interests of the Company at the time it was committed by the Employee.


     8. HARDSHIP BENEFIT. In the event the Employee suffers a financial hardship (as hereinafter defined), the Company may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Employee as a hardship benefit (the "Hardship Benefit") any portion of the Employee's Retirement Account up to, but not in excess of, the Termination Benefit to which the Employee would have been entitled as of the date a Hardship Benefit is distributed or utilized. Any Hardship Benefit shall be distributed or utilized at such times as the Company shall determine, and the Accrued Benefit in the Employee's Retirement Account shall be reduced by the amount so distributed and/or utilized. Financial Hardship shall mean dire financial need of the Employee caused by temporary or permanent disability or incapacity,

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medical or educational expenses, the purchase or maintenance of a residence, or a material reduction in family income.

     9. BENEFICIARY DESIGNATION. The Employee shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit A, a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of his death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Company.

     10. NO TRUST CREATED. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Employee, his designated beneficiary, other beneficiaries of the Employee or any other person.

     11. BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE (a) The payments to the Employee or his designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

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          (b)  In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Employee (or any other property), to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Employee, his designated beneficiary nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents or ownership therein. No such policy, policies or other property shall be held in any trust for the Employee or any other person nor as collateral security for any obligation of the Company hereunder.

     12. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Company in his present capacity, or in any capacity. It is expressly understood by the parties thereto that this Agreement relates to the payment of deferred compensation for the Employee's services, payable after termination of his employment with the Company, and is not intended to be an employment contract.

     13. BENEFITS NOT TRANSFERRABLE. Neither the Employee, his designated beneficiary, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee, his designated beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

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     14.  DETERMINATION OF BENEFITS

     a. Claim. A person who believes that he or she is being denied a benefit to which he or she it entitled under the Plan (hereinafter referred to as a "Claimant") must first file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.



     b. Claim Decision. Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

     If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (a)  The specific reason or reasons for such denial;

          (b) The specific reference to pertinent provisions of this Agreement on which such denial is based;

          (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

          (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (e) The time limits for requesting a review under subsection c. and for review under subsection d. hereof.

     c. Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant must request in writing that the Secretary of the Company review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Company's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Company's determination.

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     d.   Review of Decision.  Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Company's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

     15. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

     16. TERMINATION. The Agreement may be terminated at any time by either party by written notice to the other party. All rights and obligations of the parties with regard to Accrued Benefits shall continue in full force and effect, but the Employer shall not be required to credit any additional Annual Deferral Sums to Employee's Retirement Account, after termination.

     17. INUREMENT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee, his successors, heirs, executors, administrators and beneficiaries.

     18. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

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     19.  GOVERNING LAW.  This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, effective as of the day and year first above written.


                                   CITIZENS SECURITY MUTUAL
                                   INSURANCE COMPANY





                                   By:  /s/ JERALD K. OLSON
                                        -----------------------------------
                                        Jerry Olson, Vice President and
                                        Corporate Secretary



                                   /s/ Scott S. Broughton
                                   -----------------------------------
                                        Scott Broughton


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